Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Bridgeline Digital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	457(c) and 457(h)	850,000	$1.33	$1,130,500	$0.0000927	$104.80
Total Offering Amounts					$1,130,500		$104.80
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fees Due							$104.80

(1)

Shares available for issuance under our 2016 Stock Award Plan, as amended (the “Plan”), were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (“Commission”) on August 17, 2016 (Registration No. 333-213185). An additional 790,000 shares of our common stock, par value $0.001 per share (“Common Stock”), were previously registered on a registration statement on Form S-8 filed with the Commission on November 19, 2019 (Registration No. 333-234771). This Registration Statement on Form S-8 is being filed to register an additional 850,000 shares of our Common Stock that may be issued, or, underlie options and other stock-based awards that may be issued or are currently outstanding under the Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Plan. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act, using the average of the high and low sales price as reported on the Nasdaq Capital Market on May 9, 2022.